Exhibit 10.1

Execution

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 16, 2007, among MARKWEST HYDROCARBON, INC., a Delaware corporation, as borrower (the “Borrower”), the undersigned Guarantors (collectively, the “Guarantors”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in its capacity as administrative agent, the “Administrative Agent” and in its capacity as collateral agent, the “Collateral Agent”), and the undersigned L/C Issuer and Lenders.

Reference is made to the Second Amended and Restated Credit Agreement dated as of August 18, 2006 among Borrower, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders parties thereto (the “Credit Agreement”).  Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings set forth in the Credit Agreement; all section and schedule references herein are to sections and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Amendment.

RECITALS

A.                                    The Borrower has requested that the Credit Agreement be amended to provide for a new non-borrowing base (NBB) revolving credit facility of up to $50,000,000, the sole purpose of which is to enable the Borrower to meet margin requirements associated with Swap Contracts, which revolving credit facility may be requested by the Borrower and which each Lender may decide to participate in or not in such Lender’s sole and absolute discretion.

B.                                    Subject to the terms and conditions of this Amendment, the Administrative Agent and the other Lenders are willing to agree to such amendment.

Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1.                     Amendments. Effective as of the First Amendment Effective Date, the Credit Agreement is amended as follows:

1.1                               Definitions. Section 1.01 of the Credit Agreement is amended as follows:

(a)                                  Each of the following definitions is amended in its entirety to read as follows:

“Applicable Rate means (a) with respect to the Revolving Credit Facility, the following amounts per annum set forth in the table below, on any date of determination, with respect to the Type of Credit Extension or commitment fee that corresponds to the Utilization Percentage at such date of determination:

Revolving Credit Commitment and Revolving Credit Loans and Letters of Credit

Pricing Level	Revolving Credit Utilization Percentage	Letter of Credit and Eurodollar Rate + (bps)*	Base Rate + (bps)*	Revolving Credit Commitment Fee + (bps)

1	Less than 50%	150.0	50.0	37.5

2	50% or more but less than 75%	200.0	100.0	50.0

3	75% or more but less than 100%	250.0	150.0	50.0

4	100% or more	275.0	175.0	50.0

*Upon the first to occur of (i) outstanding Revolving Credit Loans and Outstanding Amount of L/C Obligations exceeding in the aggregate $40,000,000 under the Aggregate Revolving Credit Commitment after it has been increased pursuant to Section 2.13, or (ii) there being outstanding NBB Revolving Credit Loans pursuant to Section 2.15, and thereafter for each day that the conditions specified in clauses (i) and/or (ii) above continue to exist, the Applicable Rate for Revolving Credit Loans and Letters of Credit (but not the Revolving Credit Commitment Fee which remains unchanged) will be increased by 0.50% per annum (50 basis points) over the amounts set forth above.

(b)  with respect to the Unit Acquisition Facility, the Applicable Rate for Eurodollar Rate Loans shall be the sum of the Eurodollar Rate plus 350 bps, the Applicable Rate for Base Rate Loans shall be the sum of the Base Rate plus 250 bps and for the Unit Acquisition Commitment Fee, 50 bps.

(c) with respect to the NBB Revolving Credit Facility, the Applicable Rate for Eurodollar Rate Loans shall be the sum of the Eurodollar Rate plus 325 bps, the Applicable Rate for Base Rate Loans shall be the sum of the Base Rate plus 225 bps, the Applicable Rate for NBB Letters of Credit shall be 325 bps, and for the NBB Revolving Credit Commitment Fee, 50 bps.

“Agreement means this Second Amended and Restated Credit Agreement as amended by the First Amendment to Credit Agreement.”

“Borrowing means, as the context may require, a Revolving Credit Borrowing, a Unit Acquisition Borrowing, a NBB Revolving Credit Borrowing or any combination thereof and “Borrowings” means all Revolving Credit Borrowings, Unit Acquisition Borrowings, NBB Revolving Credit Borrowings or any combination thereof.”

“Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations (or for the benefit of the NBB L/C Issuer and the Lenders having a NBB Revolving Credit Commitment for the tranche for which a NBB Letter of Credit was issued and which is being Cash Collateralized), cash and deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and (i) in the case of Letters of Credit, the L/C Issuer (which documents hereby are consented to by the Lenders), and (ii) in the case of NBB Letters of Credit, the NBB L/C Issuer (which documents are hereby consented to by the Lenders having a NBB Revolving Credit Commitment).”

“Commitment means as to any Lender, as the context may require, its Revolving Credit Commitment, its Unit Acquisition Commitment, its NBB Revolving Credit Commitment (provided such Lender has agreed to participate in NBB Revolving Credit Loans pursuant to Section 2.15 and then only to the extent such Lender has specifically agreed to participate in NBB Revolving Credit Loans) or any combination thereof and as to all Lenders, as the context may require, the Aggregate Revolving Credit Commitment, the Aggregate Unit Acquisition Commitment, the Aggregate NBB Revolving Credit Commitment or any combination thereof.”

“Lender has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and NBB L/C Issuer.”

“Letter of Credit means the Existing Letter of Credit and any standby letter of credit issued pursuant to Section 2.14.”

“Letter of Credit Application means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer or NBB L/C Issuer.”

“Loan means, as the context may require, a Revolving Credit Loan, a Unit Acquisition Loan, a NBB Revolving Credit Loan or any combination thereof and “Loans” means all Revolving Credit Loans, Unit Acquisition Loans, NBB Revolving Credit Loans or any combination thereof.”

“Maturity Date means (a) the Stated Maturity Date or (b) such earlier effective date of any other termination, cancellation, or acceleration of the Aggregate Revolving Credit Commitment and/or Aggregate Unit Acquisition Commitment and/or Aggregate NBB Revolving Credit Commitment under this Agreement.”

“Note means, as the context may require, a Revolving Credit Note, a Unit Acquisition Note, a NBB Revolving Credit Note or any combination thereof and “Notes” means all Revolving Credit Notes, Unit Acquisition Notes, NBB Revolving Credit Notes or any combination thereof.”

“Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. In addition, all references to the “Obligations” in the Collateral Documents and in Sections 2.16 and 10.09 of this Agreement shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising pursuant to any Lender Hedging Agreement.”

“Outstanding Amount on any date (i) with respect to Loans, means the aggregate principal amount thereof after giving effect to any Borrowings and prepayments or repayments occurring on such date, (ii) with respect to any L/C Obligations, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date, and (iii) with respect to any NBB L/C Obligations, the amount of such NBB L/C Obligations on such date after giving effect to any NBB L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the NBB L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any NBB Letters of Credit or any reductions in the maximum amount available for drawing under NBB Letters of Credit taking effect on such date.”

“Request for Credit Extension means (a) with respect to a Borrowing, conversion or continuation of Loans, a Borrowing Notice, and (b) with respect to an L/C Extension or NBB L/C Extension, a Letter of Credit Application.”

 “Required Lenders means on any date of determination on and after the Second Restatement Date and prior to the Maturity Date, those Lenders holding more than 66 2/3% of the sum of (i) the Aggregate Revolving Credit Commitment plus (ii) the Aggregate Unit Acquisition Commitment plus (iii) the Aggregate NBB Revolving Credit Commitment, if any, and on any date of determination on or after the Maturity Date, those Lenders holding more than 66 2/3% of the sum of (x) the Outstanding Amount of Revolving Credit Loans plus (y) the Outstanding Amount of L/C Obligations plus (y) the Outstanding Amount of Unit Acquisition Loans plus (z) the Outstanding Amount of NBB Revolving Credit Loans.”

“Stated Maturity Date means August 20, 2010.”

(b)                                 The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:

“Aggregate NBB Revolving Credit Commitment has the meaning specified in the definition of NBB Revolving Credit Commitment.”

“First Amendment Effective Date means the date the First Amendment to Credit Agreement by its terms becomes effective among the parties thereto.”

“First Amendment to Credit Agreement means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of February 16, 2007, among the Borrower, the Guarantors, Royal Bank of Canada, as Administrative Agent and Collateral Agent, the L/C Issuer and the Lenders.”

“Lender Hedging Agreement means a Swap Contract between the Borrower or any of the MarkWest Inc. Subsidiaries and a Lender or an Affiliate of a Lender.”

“NBB Borrowing Certificate means, a certificate in the form attached hereto as Exhibit F, appropriately completed.”

“NBB Credit Extension means each of the following: (a) a NBB Revolving Credit Borrowing and (b) a NBB L/C Credit Extension.”

“NBB Evergreen Letter of Credit has the meaning specified in Section 2.16(b)(iii).”

“NBB Honor Date has the meaning set forth in Section 2.16(c)(i).”

“NBB L/C Advance means, with respect to each Lender having a NBB Revolving Credit Commitment for the tranche for which a NBB Letter of Credit was issued, such Lender’s participation in any NBB L/C Borrowing in accordance with its percentage participation in such NBB Letter of Credit in an amount equal to the product of such Lender’s participation percentage in that tranche of the NBB Revolving Credit Commitment times the amount of such NBB L/C Advance.”

“NBB L/C Borrowing means an extension of credit resulting from a drawing under any NBB Letter of Credit which has not been reimbursed on the date when made or refinanced as a NBB Revolving Credit Borrowing.”

“NBB L/C Credit Extension means, with respect to any NBB Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.”

“NBB L/C Issuer means Royal Bank of Canada in its capacity as issuer of NBB Letters of Credit hereunder, or any successor issuer of NBB Letters of Credit hereunder.”

“NBB L/C Obligations means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.”

“NBB Letter of Credit means any standby letter of credit issued pursuant to Section 2.16.

“NBB Letter of Credit Expiration Date means the day that is five days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).”

“NBB Letter of Credit Sublimit means with respect to each tranche of the NBB Revolving Credit Commitment, an amount equal to the amount of such tranche.”

“NBB Nonrenewal Notice Date has the meaning specified in Section 2.16(b)(iii).”

“NBB Pro Rata Share means, at any date of determination, for any Lender having a NBB Revolving Credit Commitment, the percentage (carried out to the ninth decimal place) that its NBB Revolving Credit Commitment bears to the Aggregate NBB Revolving Credit Commitment.”

“NBB Revolving Credit Borrowing means a borrowing consisting of simultaneous NBB Revolving Credit Loans of the same Type and having the same Interest Period made by each of the Lenders having a NBB Revolving Credit Commitment pursuant to Section 2.15(f), the sole purpose of which borrowing is to enable the Borrower to meet margin requirements under Swap Contracts.

“NBB Revolving Credit Commitment means, as to each Lender which agrees to participate in making NBB Revolving Credit Loans (or to participate in any requested increase of the NBB Revolving Credit Commitment) pursuant to Section 2.15, its obligation to make NBB Revolving Credit Loans to the Borrower pursuant to Section 2.15(f), and to purchase participations in NBB L/C Obligations pursuant to Section 2.16, in an aggregate principal amount at any one time outstanding not to exceed the amount stated beside such Lender’s name under the column headed “NBB Revolving Credit Commitment” on Schedule 2.01 (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents), as supplemented from time to time (collectively, the NBB Revolving Credit Commitments of all the Lenders herein having a NBB Revolving Credit Commitment the “Aggregate NBB Revolving Credit Commitment”).”

“NBB Revolving Credit Commitment Effective Date has the meaning set forth in Section 2.15(d).”

“NBB Revolving Credit Commitment Fee means a fee payable pursuant to Section 2.08(d) to any Lender having a NBB Revolving Credit Commitment.

“NBB Revolving Credit Commitment Increase Effective Date has the meaning set forth in Section 2.15(d).”

“NBB Revolving Credit Facility means the non-borrowing base (NBB) revolving credit facility as described in and subject to the limitations set forth in Section 2.15, the sole purpose of which credit facility is to enable the Borrower to meet margin requirements under Swap Contracts”.

“NBB Revolving Credit Loan means an extension of credit by a Lender having a NBB Revolving Credit Commitment to the Borrower pursuant to Section 2.15(f), the sole purpose of which extension of credit is to enable the Borrower to meet margin requirements under Swap Contracts.”

“NBB Revolving Credit Note means a promissory note of Borrower in substantially the form of Exhibit B-3, evidencing the obligation of Borrower to repay the NBB Revolving Credit Loans and all renewals and extensions of all or any part thereof.”

“NBB Unreimbursed Amount has the meaning set forth in Section 2.16(c)(i).”

 “Required NBB Revolving Credit Lenders means on any date of determination on and after the NBB Revolving Credit Commitment Effective Date and prior to the Maturity Date, those Lenders holding more than 66 2/3% of the Aggregate NBB Revolving Credit Commitment and on any date of determination on or after the Maturity Date, those Lenders holding more than 66 2/3% of the Outstanding Amount of NBB Revolving Credit Loans.”

(c)                                  Section 2.03(a) of the Credit Agreement is amended by deleting the fifth sentence thereof and substituting therefor the following:

“Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued and if a Borrowing, whether such Loans are Revolving Credit Loans or Unit Acquisition Loans or NBB Revolving Credit Loans, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.”

(d)                                 Section 2.03(b) of the Credit Agreement is amended by deleting the first sentence thereof and substituting therefor the following:

“Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Borrowing (or in the case of a NBB Revolving Credit Borrowing, each Lender having a NBB Revolving Credit Commitment shall be notified of its NBB Pro Rata Share), and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.”

(e)                                  Section 2.04(a) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(a)                            Optional Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part Loans outstanding under the Revolving Credit Facility and/or the Unit Acquisition Facility and/or the NBB Revolving Credit Facility without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment (or NBB Pro Rata Share, if the NBB Revolving Credit Facility is being prepaid).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares (or NBB Pro Rata Shares, if the NBB Revolving Credit Facility is being prepaid) as directed by the Borrower or if no such direction is given, first, to the repayment in full of any L/C Borrowings, second, to the repayment of the Unit Acquisition Loans, until paid in full, third, to repayment of the NBB Revolving Credit Loans and fourth, to repayment of the Revolving Credit Loans.”

“Unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof, any payment or prepayment of the Revolving Credit Loans, Unit Acquisition Loans and NBB Revolving Credit Loans may be reborrowed by Borrower, subject to the terms and conditions hereof.”

(f)                                    Section 2.04(b)(i) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(i)                               If any portion of the Reduction Amount from any Triggering Sale (including any deferred purchase price therefor) has not been Reinvested within one hundred eighty (180) days from the receipt by Borrower or any other Loan Party of such Reduction Amount (including receipt of any deferred payments for any such Triggering Sale or portion thereof, if and when received), then on the Business Day following such one hundred eightieth (180th) day the Unit Acquisition Loans, the NBB Revolving Credit Loans, if any, and the Revolving Credit Loans shall be prepaid, in an amount equal to the portion of the Reduction Amount that is not so Reinvested, as provided in Section 2.04(b)(v).  Net Cash Proceeds from Insurance Payments and Dispositions that equal, when aggregated with Net Cash Proceeds from all Insurance Payments and Dispositions since the Second Restatement Date, an amount less than the Threshold Amount shall not be required to be used for mandatory prepayments of the Unit Acquisition Loans, the NBB Revolving Credit Loans, if any, and the Revolving Credit Loans pursuant to Section 2.04(b(v)).”

(g)                                 Section 2.04(b)(ii) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(ii)                            Upon receipt by any Loan Party of any Reduction Amount, the Borrower (A) shall deliver a Triggering Sale Certificate to the Administrative Agent and each Lender pursuant to Section 6.02(e) and (B) shall, or shall cause the applicable Loan Party to, deposit an amount equal to the Reduction Amount into an account with the Administrative Agent or another Lender, as elected by the Administrative Agent (the “Proceeds Account”); provided, however, that the Borrower or such Loan Party shall not be required to deposit an amount that is more than the sum of the Aggregate Revolving Credit Commitment plus the Aggregate Unit Acquisition Commitment plus the Aggregate NBB Revolving Credit Commitment, if any.  Such Reduction Amount shall remain in the Proceeds Account until the earliest of (x) the date such Reduction Amount is Reinvested, (y) the one hundred eightieth (180th) day following the receipt of such Reduction Amount or (z) the occurrence of an Event of Default. If such Reduction Amount has been Reinvested within such one hundred (180) day period as reflected on the Reinvestment Certificate delivered to the Administrative Agent pursuant to Section 6.02(f), then the Unit Acquisition Loans, NBB Revolving Credit Loans, if any, and the

Revolving Credit Loans are not required to be prepaid.  However, if the Reduction Amount has not been Reinvested within one hundred (180) days following its receipt by any Loan Party, on the Business Day following such one hundred eightieth (180th) day, the Unit Acquisition Loans, NBB Revolving Credit Loans, if any, and the Revolving Credit Loans shall be prepaid, in an amount equal to the portion of the Reduction Amount that is not so Reinvested, as provided in Section 2.04(b)(v); provided, further, that if as the result of an Event of Default the Revolving Credit Loans, NBB Revolving Credit Loans, if any, and Unit Acquisition Loans have become due and payable pursuant to Section 8.02 or otherwise, the Administrative Agent may, without notice, apply all funds in the Proceeds Account to repayment of the Obligations immediately after the occurrence of such Event of Default.”

(h)                                 Section 2.04(b)(iii) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(iii)                         If any Net Cash Proceeds are received by any Loan Party from an Equity Offering, the Unit Acquisition Loans, NBB Revolving Credit Loans, if any, and the Revolving Credit Loans shall be prepaid by the Borrower immediately after receipt of such Net Cash Proceeds, in an amount equal to the amount of Net Cash Proceeds received by the Borrower or such other Loan Party from such Equity Offering, as provided in Section 2.04(b)(v).”

(i)                                     Section 2.04(b)(iv) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(iv)                        If Net Cash Proceeds are received by any Loan Party from a Senior Debt Offering, the Unit Acquisition Loans, NBB Revolving Credit Loans, if any, and the Revolving Credit Loans shall be prepaid, immediately upon receipt of such Net Cash Proceeds, in an amount equal to the amount of Net Cash Proceeds received by the Borrower or such other Loan Party from such Senior Debt Offering, as provided in Section 2.04(b)(v).”

(j)                                     Section 2.04(b)(v) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(v)                           The prepayments provided for in this Section 2.04(b) shall be applied as follows, unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof (whereupon the provisions of Section 2.11(d) shall apply): (A) first, as a repayment of any L/C Borrowing, (B) second as a repayment of the Unit Acquisition Loan, until paid in full,  (C) third, as a repayment of the NBB Revolving Credit Loan,  if any, until paid in full; and (D) fourth, as a repayment of the Revolving Credit Loan, until paid in full; provided that such repayment of the Unit Acquisition Loan and/or NBB Revolving Credit Loan and/or Revolving Credit Loan will not result in or require a corresponding reduction in the Aggregate Unit Acquisition Commitment, Aggregate NBB Revolving Credit Commitment or Aggregate Revolving Credit Commitment, respectively.”

(k)                                  Section 2.04 of the Credit Agreement is amended by redesignating Section 2.04(e) “Prepayments; Interest/Consequential Loss” as Section 2.04(f) and inserting a new Section 2.04(e) to read in its entirety as follows:

“(e)                            Mandatory Payments/Reductions of NBB Revolving Credit Loans.  If (i) for any reason the Outstanding Amount of all NBB Revolving Credit Loans at any time exceeds the Aggregate NBB Revolving Credit Commitment then in effect, the Borrower shall immediately prepay NBB Revolving Credit Loans in an aggregate amount equal to such excess or (ii) at any time the amount of margin requirements for which NBB Revolving Credit Loans were made are reduced, or entirely eliminated, the Borrower shall immediately prepay NBB Revolving Credit Loans in an aggregate amount equal to the excess of outstanding NBB Revolving Credit Loans over the margin requirements then in effect.”

(l)                                     Section 2.05 of the Credit Agreement is amended by adding a new Section 2.05(c) thereto to read in its entirety as follows:

“(c)                            NBB Revolving Credit Commitment. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate NBB Revolving Credit Commitment or permanently reduce the Aggregate NBB Revolving Credit Commitment prior to the Maturity Date to an amount not less than the Outstanding Amount of the NBB Revolving Credit Loans; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof.   The Administrative Agent shall promptly notify the Lenders having a NBB Revolving Credit Commitment of any such notice of reduction or termination.  Once reduced in accordance with this Section, the Aggregate NBB Revolving Credit Commitment may not be increased, notwithstanding any contrary provision in Section 2.15.  Any reduction of the Aggregate NBB Revolving Credit Commitment shall be applied to the NBB Revolving Credit Commitment of each Lender having a NBB Revolving Credit Commitment according to its NBB Pro Rata Share thereof.  The NBB Revolving Credit Commitment Fee on the portion of the Aggregate NBB Revolving Credit Commitment so terminated which has accrued to the effective date of any termination of the Aggregate NBB Revolving Credit Commitment shall at Administrative Agent’s option either be paid on the effective date of such termination or on the date when such NBB Revolving Credit Commitment Fee would otherwise be due.”

(m)                               Section 2.06 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

 “Section 2.06  Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate Outstanding Amount of Revolving Credit Loans, NBB Revolving Credit Loans, if any, and Unit Acquisition Loans outstanding on such date.”

(n)                                 Section 2.08 of the Credit Agreement is amended by adding a new Section 2.08(d) thereto to read in its entirety as follows:

“(d)                           NBB Revolving Credit Commitment Fee.  If the Borrower requests and any one or more Lenders agrees to participate in, and has been allocated a portion of the NBB Revolving Credit Commitment pursuant to Section 2.15(d), then from and after the NBB Revolving Credit Commitment Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Lender having a NBB Revolving Credit Commitment, in accordance with its NBB Pro Rata Share of the Aggregate NBB

Revolving Credit Commitment, a commitment fee (“NBB Revolving Credit Commitment Fee”) equal to the Applicable Rate for NBB Revolving Credit Loans times the actual daily amount by which the Aggregate NBB Revolving Credit Commitment (subject to reduction pursuant to Section 2.05(c)) exceeds the Outstanding Amount of NBB Revolving Credit Loans.  The NBB Revolving Credit Commitment Fee shall accrue at all times from the NBB Revolving Credit Commitment Effective Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the NBB Revolving Credit Commitment Effective Date, and on the Maturity Date.  The NBB Revolving Credit Commitment Fee shall be calculated quarterly in arrears.  The NBB Revolving Credit Commitment Fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.”

(o)                                 Section 2.11(a) of the Credit Agreement is amended by deleting the third sentence thereof in its entirety and substituting the following therefor:

“The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or in the case of a payment made in connection with NBB Revolving Credit Loans, each Lender’s NBB Pro Rata Share) (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.”

(p)                                 Section 2.11(d) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(d)                           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully the Obligations, or if a Default or Event of Default exists, any payment or prepayment shall be applied in the following order: (i) to the payment of enforcement expenses incurred by the Administrative Agent, including Attorney Costs; (ii) to the ratable payment of all other fees, expenses, and indemnities for which the Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this Section 2.11(d)(ii), a “ratable payment” for any Lender or the Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or the Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and the Administrative Agent on such date of determination); (iii) to the ratable payment of accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements (it being understood that for purposes of this clause (iii) the Outstanding Amount of Obligations under Lender Hedging Agreements refers only to payments owing pursuant to Section 2(a) of the 2002 Master Agreement  form promulgated by the ISDA (or equivalent type payment obligation if some other form of Swap Contract is in effect)(as used in this Section 2.11(d)(iii), “ratable payment” means, for any Lender (or Lender Affiliate, in the case of Lender Hedging Agreements), on any date of determination, that proportion which the accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to such Lender (or Lender Affiliate, in the case of Lender Hedging Agreements) bears to the total accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to all Lenders (and Affiliates, in the case of Lender Hedging Agreements)); (iv) to the ratable payment of the Outstanding Amount of Loans and the

Outstanding Amount of Obligations under Lender Hedging Agreements (it being understood that for purposes of this clause (iv) the Outstanding Amount of Obligations under Lender Hedging Agreements refers to payments owing in connection with an Early Termination Payment as defined in the 2002 Master Agreement form promulgated by the ISDA (or equivalent type payment obligation if some other form of Swap Contract is in effect)(as used in this Section 2.11(d)(iv), “ratable payment” means for any Lender (or Lender Affiliate, in the case of Lender Hedging Agreements), on any date of determination, that proportion which the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to such Lender (or Lender Affiliate, in the case of Lender Hedging Agreements) bears to the Outstanding Amount of Loans owed to all Lenders)(and Affiliates, in the case of Lender Hedging Agreements)); (v) to Cash Collateralize the Letters of Credit; and (vi) to the payment of the remaining Obligations, if any, in the order and manner the Required Lenders deem appropriate.”

(q)                                 Section 2.14(c)(vi)of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“A certificate of the Administrative Agent with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.”

(r)                                    Section 2.14(e)(v) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto and documents presented in connection with any drawing thereunder that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.”

(s)                                  Article II of the Credit Agreement is amended by adding a new Section 2.15 thereto to read in its entirety as follows:

“Section 2.15  Optional NBB Revolving Credit Commitment.

“(a)  Request for Establishment of NBB Revolving Credit Commitment.  Provided no Default or Event of Default has occurred and is continuing, that the Borrower is in pro forma compliance with Section 7.15, that the Collateral Coverage Ratio is at least 3.5 to 1.0 (giving pro forma effect to any NBB Revolving Credit Borrowings actually requested), that the Borrower has delivered to the Administrative Agent a pro forma NBB Borrowing Certificate (reflecting what Swap Contracts are then in effect or will be in effect upon the Borrower’s providing any required margin requirements, the margin requirements under each such Swap Contract then in effect or proposed to be entered into and the amount of the proposed NBB Credit Extension which would be reflected on a NBB Borrowing Certificate delivered as of the end of the month in which the NBB Credit Extension is requested) and that the Administrative Agent consents thereto (which consent shall not be unreasonably withheld or delayed), upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request that a new revolving credit facility not subject to Borrowing Base availability but subject to meeting a Collateral Coverage Ratio of at least 3.5 to 1.0 (giving pro forma effect to any requested NBB Credit Extension thereunder) be established in a total amount not exceeding

$50,000,000 and which may be taken down in minimum increments of $10,000,000 (the amount of each such take down comprising a separate tranche under the NBB Revolving Credit Commitment); provided that any NBB Credit Extension shall be used solely for the purpose of enabling the Borrower to meet margin requirements under Swap Contracts; provided further that any NBB Credit Extension shall be secured pari passu with the Obligations.  At the time of sending such request to establish the NBB Revolving Credit Commitment, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 15 Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Lender Elections to Participate in NBB Revolving Credit Commitment.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in the NBB Revolving Credit Commitment and, if so, what percentage of the NBB Revolving Credit Commitment it is willing to commit to fund.  Any Lender not responding within such time period shall be deemed to have declined to participate in the NBB Revolving Credit Commitment.  A Lender that agrees to participate in the NBB Revolving Credit Commitment shall have no obligation to participate in any subsequent requested increase in the NBB Revolving Credit Commitment or to participate in the same percentage as it participated in a prior NBB Revolving Credit Commitment.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to the request made hereunder to participate in the NBB Revolving Credit Commitment.  To achieve the full amount of the requested NBB Revolving Credit Commitment (or any subsequent increase in the amount of the NBB Revolving Credit Commitment) and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.  The Borrower shall have 30 calendar days from the date the Administrative Agent notifies the Borrower of the Lenders’ responses to the request to participate in the NBB Revolving Credit Commitment to invite additional Eligible Assignees and have them enter into a joinder agreement.

(d)                                 Effective Date and Allocations.  If the NBB Revolving Credit Commitment is established or increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “NBB Revolving Credit Commitment Effective Date” and “NBB Revolving Credit Commitment Increase Effective Date”, respectively) and the final allocation for such established or increased NBB Revolving Credit Commitment.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such established or increased NBB Revolving Credit Commitment and the NBB Revolving Credit Commitment Effective Date or NBB Revolving Credit Commitment Increase Effective Date, as applicable.

(e)                                  Conditions to Establishment/Increase of NBB Revolving Credit Commitment.  As a condition precedent to establishing or increasing the NBB Revolving Credit Commitment, the Borrower shall deliver to the Administrative Agent a pro forma NBB Borrowing Certificate and a certificate of each Loan Party dated as of the NBB Revolving Credit Commitment Effective Date or NBB Revolving Credit Commitment Increase Effective Date, as applicable (in sufficient copies for each Lender) signed by a

Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the establishment or increase of the NBB Revolving Credit Commitment, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such establishment or increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the NBB Revolving Credit Commitment Effective Date or NBB Revolving Credit Commitment Increase Effective Date, as the case may be, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists, (C) pro forma compliance with Section 7.15, and (D) that the Collateral Coverage Ratio is at least 3.5 to 1.0 giving pro forma effect to any actually requested NBB Credit Extension.

(f)                                    NBB Revolving Credit Loans.  Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents (including each NBB Borrowing Certificate), each Lender that agrees to participate in the NBB Revolving Credit Commitment (or in any increase thereof) severally, but not jointly, agrees to make NBB Revolving Credit Loans to Borrower from time to time on any Business Day during the period from the NBB Revolving Credit Commitment Effective Date or NBB Revolving Credit Commitment Increase Effective Date, as the case may be, to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s NBB Pro Rata Share of one or more NBB Revolving Credit Borrowings not to exceed, when aggregated with the Outstanding Amount of NBB L/C Obligations, such Lender’s NBB Revolving Credit Commitment.  NBB Revolving Credit Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, each such NBB Revolving Credit Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date; and provided further that at no time may the outstanding amount of NBB Revolving Credit Loans exceed the actual required margin requirements under Swap Contracts then in effect.  No Lender shall be obligated to make any NBB Revolving Credit Loan if the Outstanding Amount of all NBB L/C Obligations and all NBB Revolving Credit Loans would exceed the Aggregate NBB Revolving Credit Commitment.

(g)                                 Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.”

(t)                                    Article II of the Credit Agreement is amended by adding a new Section 2.16 and a new Section 2.17 thereto to read in their entirety as follows:

“2.16                 NBB Letters of Credit.

(a)                                  The NBB Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth in Section 2.15, (A) the NBB L/C Issuer agrees, in reliance upon the agreements of the other Lenders having a NBB Revolving Credit Commitment set forth in this Section 2.16, (1) from time to time on any Business Day during the period from the NBB Revolving Credit Commitment

Effective Date until the NBB Letter of Credit Expiration Date, to issue NBB Letters of Credit for the account of the Borrower or any Guarantor, and to amend or renew NBB Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the NBB Letters of Credit; and (B) the Lenders having a NBB Revolving Credit Commitment severally agree to participate in NBB Letters of Credit issued for the account of the Borrower or any Guarantor; provided that the NBB L/C Issuer shall not be obligated to make any NBB L/C Credit Extension with respect to any NBB Letter of Credit, and no Lender having a NBB Revolving Credit Commitment shall be obligated to participate in any NBB Letter of Credit, if as of the date of such NBB L/C Credit Extension, (x) the Outstanding Amount of all NBB L/C Obligations and all NBB Revolving Credit Loans would exceed the Aggregate NBB Revolving Credit Commitment, or (y) the aggregate Outstanding Amount of the NBB Revolving Credit Loans of any Lender having a NBB Revolving Credit Commitment, plus such Lender’s NBB Pro Rata Share of the Outstanding Amount of all NBB L/C Obligations would exceed such Lender’s NBB Revolving Credit Commitment, or (z) the Outstanding Amount of the NBB L/C Obligations would exceed the NBB Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain NBB Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain NBB Letters of Credit to replace NBB Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  The NBB L/C Issuer shall be under no obligation to issue any NBB Letter of Credit if:

(A)                              any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the NBB L/C Issuer from issuing such NBB Letter of Credit, or any Law applicable to the NBB L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the NBB L/C Issuer shall prohibit, or request that the NBB L/C Issuer refrain from, the issuance of letters of credit generally or such NBB Letter of Credit in particular or shall impose upon the NBB L/C Issuer with respect to such NBB Letter of Credit any restriction, reserve or capital requirement (for which the NBB L/C Issuer is not otherwise compensated hereunder) not in effect on the Second Restatement Date, or shall impose upon the NBB L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Second Restatement Date and which the NBB L/C Issuer in good faith deems material to it;

(B)                                subject to Section 2.16(b)(iii), the expiry date of such requested NBB Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required NBB Revolving Credit Lenders have approved such expiry date;

(C)                                the expiry date of such requested NBB Letter of Credit would occur after the NBB Letter of Credit Expiration Date, unless all the Lenders having a Revolving Credit Commitment have approved such expiry date;

(D)                               the issuance of such NBB Letter of Credit would violate one or more policies of the NBB L/C Issuer generally applicable to all borrowers; or

(E)                                 such NBB Letter of Credit is in a face amount less than $500,000, or is to be used for a purpose other than as described in Section 6.14 or is denominated in a currency other than Dollars.

(iii)                               The NBB L/C Issuer shall be under no obligation to amend any NBB Letter of Credit if (A) the NBB L/C Issuer would have no obligation at such time to issue such NBB Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such NBB Letter of Credit does not accept the proposed amendment to such NBB Letter of Credit.

(b)                                 Procedures for Issuance and Amendment of NBB Letters of Credit; NBB Evergreen Letters of Credit.

(i)                                     Each NBB Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the NBB L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the NBB L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the NBB L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a NBB Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the NBB L/C Issuer: (A) the proposed issuance date of the requested NBB Letter of Credit (which shall be a Business Day) and that such letter of credit is to be issued under the NBB Revolving Credit Commitment; (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the NBB L/C Issuer may require.  In the case of a request for an amendment of any outstanding NBB Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the NBB L/C Issuer (A) the NBB Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the NBB L/C Issuer may require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the NBB L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the NBB L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the NBB L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the NBB L/C Issuer shall, on the requested date, issue a NBB Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the NBB L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each NBB Letter of Credit, each Lender having a NBB Revolving Credit Commitment for that particular tranche of the NBB Revolving Credit Commitment pursuant to which such NBB Letter of Credit is being issued shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the NBB

L/C Issuer a participation in such NBB Letter of Credit in an amount equal to the product of such Lender’s participation percentage in that tranche of the NBB Revolving Credit Commitment times the amount of such NBB Letter of Credit.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the NBB L/C Issuer may, in it sole and absolute discretion, agree to issue a NBB Letter of Credit that has automatic renewal provisions (each, an “NBB Evergreen Letter of Credit”); provided that any such NBB Evergreen Letter of Credit must permit the NBB L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such NBB Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “NBB Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such NBB Letter of Credit is issued.  Unless otherwise directed by the NBB L/C Issuer, the Borrower shall not be required to make a specific request to the NBB L/C Issuer for any such renewal.  Once an NBB Evergreen Letter of Credit has been issued, the Lenders having a NBB Revolving Credit Commitment for the tranche for which such NBB Evergreen Letter of Credit was issued shall be deemed to have authorized (but may not require) the NBB L/C Issuer to permit the renewal of such NBB Letter of Credit at any time to a date not later than the NBB Letter of Credit Expiration Date; provided, however, that the NBB L/C Issuer shall not permit any such renewal if it has received notice on or before the 5th Business Day immediately preceding the NBB Nonrenewal Notice Date (1) from the Administrative Agent that any of the Lenders having a NBB Revolving Credit Commitment for the tranche for which such NBB Evergreen Letter of Credit was issued has elected not to permit such renewal or (2) from any Lender having a NBB Revolving Credit Commitment for the tranche for which such NBB Evergreen Letter of Credit was issued stating that one or more of the applicable conditions specified in Section 4.02 or Section 4.04 is not then satisfied and directing the NBB L/C Issuer not to permit such renewal.  Notwithstanding anything to the contrary contained herein, the NBB L/C Issuer shall have no obligation to permit the renewal of any NBB Evergreen Letter of Credit at any time.

(iv)                              Promptly after its delivery of any NBB Letter of Credit or any amendment to a NBB Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the NBB L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such NBB Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon any drawing under any NBB Letter of Credit, the NBB L/C Issuer shall notify the Borrower and the Administrative Agent thereof.   Not later than 11:00 a.m., New York time, on the date of any payment by the NBB L/C Issuer under a NBB Letter of Credit (each such date, an “NBB Honor Date”), the Borrower shall reimburse the NBB L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the NBB L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender having a NBB Revolving Credit Commitment for the tranche for which such NBB  Letter of Credit was issued of the NBB Honor Date, the amount of the unreimbursed drawing (the “NBB Unreimbursed Amount”), and such Lender’s participation in such NBB Letter of Credit (i.e., the amount equal to the product of such Lender’s participation percentage in that tranche of the NBB

Revolving Credit Commitment pursuant to which such NBB Letter of Credit was issued times the amount of such NBB Letter of Credit).  In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the NBB Revolving Credit Commitment for the tranche for which such NBB Letter of Credit was issued to be disbursed on the NBB Honor Date in an amount equal to the NBB Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitment for the tranche for which such NBB Letter of Credit was issued and the conditions set forth in Section 4.02 and Section 4.04 (other than the delivery of a NBB Borrowing Notice).  Any notice given by the NBB L/C Issuer or the Administrative Agent pursuant to this Section 2.16(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender having a NBB Revolving Credit Commitment for the tranche for which such NBB Letter of Credit was issued (including the Lender acting as NBB L/C Issuer) shall upon any notice pursuant to Section 2.16(c)(i) make funds available to the Administrative Agent for the account of the NBB L/C Issuer at the Administrative Agent’s Office in an amount equal to its participation in such NBB Letter of Credit in an amount equal to the product of such Lender’s participation percentage in that tranche of the NBB Revolving Credit Commitment times the amount of such NBB Unreimbursed Amount not later than 11:00 a.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.16(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan under the NBB Revolving Credit Commitment for the related tranche to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the NBB L/C Issuer.

(iii)                               With respect to any NBB Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 or Section 4.04 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the NBB L/C Issuer an NBB L/C Borrowing in the amount of the NBB Unreimbursed Amount that is not so refinanced, which NBB L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the NBB L/C Issuer pursuant to Section 2.16(c)(ii) shall be deemed payment in respect of its participation in such NBB L/C Borrowing and shall constitute an NBB L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.16.

(iv)                              Until each Lender having a NBB Revolving Credit Commitment for the tranche for which a NBB Letter of Credit was issued funds its NBB Revolving Credit Loan or NBB L/C Advance pursuant to this Section 2.16(c) to reimburse the NBB L/C Issuer for any amount drawn under any NBB Letter of Credit, interest in respect of such Lender’s proportionate share of such amount shall be solely for the account of the NBB L/C Issuer.

(v)                                 The obligation of each Lender having a NBB Revolving Credit Commitment to make NBB Revolving Credit Loans or NBB L/C Advances to reimburse the NBB L/C Issuer for amounts drawn under NBB Letters of Credit, as contemplated by this Section 2.16(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the NBB L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the NBB L/C Issuer for the amount of any payment made by the NBB L/C Issuer under any NBB Letter of Credit, together with interest as provided herein.

(vi)                              If any Lender having a NBB Revolving Credit Commitment fails to make available to the Administrative Agent for the account of the NBB L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.16(c) by the time specified in Section 2.16(c)(ii), the NBB L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the NBB L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the Administrative Agent with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after the NBB L/C Issuer has made a payment under any NBB Letter of Credit and has received from any Lender such Lender’s NBB L/C Advance in respect of such payment in accordance with Section 2.16(c), if the Administrative Agent receives for the account of the NBB L/C Issuer any payment related to such NBB Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender an amount equal to the product of such Lender’s participation percentage in that tranche of the NBB Revolving Credit Commitment under which NBB Letter of Credit was issued times the amount of such payment) in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the NBB L/C Issuer pursuant to Section 2.16(c)(i) is required to be returned, each Lender having a NBB Revolving Credit Commitment for the related tranche shall pay to the Administrative Agent for the account of the NBB L/C Issuer an amount equal to the product of such Lender’s participation percentage in that tranche of the NBB Revolving Credit Commitment times the amount of such required returned payment on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)                                  Obligations Absolute.  The obligation of the Borrower to reimburse the NBB L/C Issuer for each drawing under each NBB Letter of Credit, and to repay each NBB L/C Borrowing and each drawing under a NBB Letter of Credit that is refinanced by a Borrowing of NBB Revolving Credit Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such NBB Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)                                  the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such NBB Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the NBB L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such NBB Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such NBB Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such NBB Letter of Credit;

(iv)                              any payment by the NBB L/C Issuer under such NBB Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such NBB Letter of Credit; or any payment made by the NBB L/C Issuer under such NBB Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such NBB Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each NBB Letter of Credit and each amendment thereto and documents presented in connection with any drawing thereunder that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the NBB L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the NBB L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                    Role of L/C Issuer.  Each Lender having a NBB Revolving Credit Commitment and the Borrower agree that, in paying any drawing under a NBB Letter of Credit, the NBB L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the NBB Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  No Agent-Related Person nor any of the respective correspondents, participants or assignees of the NBB L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required

NBB Revolving Credit Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any NBB Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any NBB Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the NBB L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.16(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the NBB L/C Issuer, and the NBB L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the NBB L/C Issuer’s willful misconduct or gross negligence or the NBB L/C Issuer’s willful failure to pay under any NBB Letter of Credit after the presentation to it by the beneficiary of a drawing strictly complying with the terms and conditions of a NBB Letter of Credit.  In furtherance and not in limitation of the foregoing, the NBB L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the NBB L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a NBB Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                                 Cash Collateral.   Upon the request of the Administrative Agent, (i) if the NBB L/C Issuer has honored any full or partial drawing request under any NBB Letter of Credit and such drawing has resulted in a NBB L/C Borrowing, or (ii) if, as of the NBB Letter of Credit Expiration Date, any NBB Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, or (iii) if at any time the Collateral Coverage Ratio is less than 3.5 to 1.0, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all NBB L/C Obligations (in an amount equal to such Outstanding Amount).  The Borrower hereby grants the Administrative Agent, for the benefit of the NBB L/C Issuer and the Lenders having a NBB Revolving Credit Commitment, a Lien on all such cash and deposit accounts at any Lender having a NBB Revolving Credit Commitment.

(h)                                 Applicability of ISP98.  Unless otherwise expressly agreed by the NBB L/C Issuer and the Borrower when a NBB Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each NBB Letter of Credit.

(i)                                     NBB Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender having a NBB Revolving Credit Commitment for a tranche for which a NBB  Letter of Credit was issued a NBB Letter of Credit fee for each NBB Letter of Credit issued under such tranche equal to the Applicable Rate times the actual daily undrawn amount under each NBB Letter of Credit issued under such tranche, with each such Lender receiving an amount equal to the product of such Lender’s participation percentage in that tranche of the NBB Revolving Credit Commitment under which such NBB Letter of Credit was issued times the applicable NBB Letter of Credit fee.  Such fee for each NBB Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such NBB Letter of Credit, and on the NBB Letter of Credit Expiration Date.  If there is any change in the Applicable Rate during any quarter, the actual daily undrawn amount of each NBB Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j)                                     Fronting Fee and Documentary and Processing Charges Payable to NBB L/C Issuer.  The Borrower shall pay directly to the NBB L/C Issuer for its own account a fronting fee in an amount with respect to each NBB Letter of Credit issued equal to the greater of (i) $500 and (ii) ¼ of 1% calculated on the face amount thereof.   In addition, the Borrower shall pay directly to the NBB L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the NBB L/C Issuer relating to letters of credit as from time to time in effect.  Such fees and charges are due and payable on demand and are nonrefundable.

(k)                                  Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.17                        Pari Passu Lien Securing Lender Hedging Agreements.  All Obligations arising under the Loan Documents, including, without limitation, Obligations under this Agreement and Obligations under any Lender Hedging Agreement (but not Indebtedness of the Borrower or any MarkWest Inc. Subsidiary owing to any non-Lender or non-Lender Affiliate in connection with any Swap Contract), shall be secured  pari passu by the Collateral.”

(u)                                 Section 4.02 of the Credit Agreement is deleted and the following is substituted therefor:

“4.02                 Conditions to all Loans each L/C Credit Extension and NBB L/C Credit Extension.  The obligation of each Lender to honor any Borrowing Notice and the obligation of the L/C Issuer to issue any Letter of Credit and the obligation of the NBB L/C Issuer to issue any NBB Letter of Credit is subject to the following conditions precedent:

(a)                                  The representations and warranties of the Loan Parties contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, including, but not limited to the Collateral Documents, shall be true and correct in all material respects on and as of the date of such Loan is made, continued or converted, as applicable, or such Letter of Credit or NBB Letter of Credit is issued except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)                                 Since the date of the last delivered financial statements, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

(c)                                  No Default or Event of Default shall exist or would result from such proposed Loan, continuation or conversion, L/C Credit Extension or NBB L/C Credit Extension.

(d)                                 The Administrative Agent and, if applicable, the L/C Issuer, and, if applicable the NBB L/C Issuer shall have received a Request for Credit Extension and, if applicable, a Letter of Credit Application in accordance with the requirements hereof.

(e)                                  The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent reasonably may require.

(f)                                    The Borrower shall have delivered to the Administrative Agent Federal Reserve Form U-1 provided for in the Margin Regulations, which shall contain statements that, in the judgment of the Administrative Agent, permit the transactions contemplated hereby to be made in accordance with the Margin Regulations.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.”

(v)                                 Article IV of the Credit Agreement is amended by adding a new Section 4.04 thereto to read in its entirety as follows:

“4.04                  Conditions to all NBB Revolving Credit Loans and NBB L/C Credit Extensions.  The obligation of each Lender having a NBB Revolving Credit Commitment to fund its portion of any NBB Revolving Credit Loan and the obligation of the NBB L/C Issuer to issue any NBB Letter of Credit shall be subject to the additional condition precedent that the Borrower confirm in writing that after giving pro forma effect to the requested NBB Credit Extension, the Collateral Coverage Ratio is at least 3.5 to 1.0.”

(w)                               Section 5.06 of the Credit Agreement Litigation is amended by deleting the words “the Any” and substituting therefor the word “any”.

(x)                                   The introductory clause to the first sentence of Article VI of the Credit Agreement Affirmative Covenants is deleted and the following is substituted therefor:

“So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit or NBB Letter of Credit shall remain outstanding, each Loan Party shall:”

(y)                                 Section 6.02 of the Credit Agreement is amended by redesignating Section 6.02(g) as Section 6.02(h), deleting the word “and” at the end of Section 6.02(f) and inserting a new Section 6.02(g) to read in its entirety as follows:

“(g)                           within twenty (20) calendar days after the end of each calendar month commencing with the calendar month following the NBB Revolving Credit Commitment Effective Date and thereafter for each month during which any NBB Revolving Credit Loans are outstanding, (i) a completed NBB Borrowing Certificate certifying as of the last day of such calendar month the then existing Swap Contracts and the margin requirements thereunder, certified as complete and correct and signed on behalf of the Borrower by its chief financial officer or treasurer, and (ii) such supporting documentation as the Administrative Agent shall request; and”

(z)                                   Section 6.12 of the Credit Agreement is amended by deleting the word “and” at the end of clause (A) and inserting after the word “partners” at the end of such Section the following:

“and (C) the NBB Revolving Credit Facility solely to enable the Borrower to meet margin requirements under Swap Contracts.”

(aa)                            Section 6.15 of the Credit Agreement is amended by (i) deleting from the first sentence of such Section the words “the substantially in the form and upon the terms of Exhibit E” and substituting therefor the words “form and substance satisfactory to the Administrative Agent” and (ii) deleting from the second sentence of such Section the words “substantially in the form and upon the terms of Exhibit E” and substituting therefor the words “in form and substance satisfactory to the Administrative Agent”.

(bb)                          The introductory clause to the first sentence of Article VII of the Credit Agreement Negative Covenants is deleted and the following is substituted therefor:

“So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, or any Letter of Credit or NBB Letter of Credit shall remain outstanding, the Borrower agrees that it shall not, nor shall it permit any Loan Party to, directly or indirectly:”

(cc)                            Section 7.01(n) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(n)                           Liens incurred in the ordinary course of business in connection with margin requirements under Swap Contracts where a non-Lender or non-Lender Affiliate is a counterparty; provided such margin requirements are met solely with any combination of (i) cash drawn under the NBB Revolving Credit Facility or (ii) available cash of the Borrower not representing monies received in connection with any Revolving Credit Borrowing or Unit Acquisition Borrowing.”

(m)                               Section 7.13 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

 “Section 7.13  Use of Proceeds. Use the proceeds of any Loan or Letter of Credit or NBB Letter of Credit for purposes other than those permitted by Section 6.12.”

(dd)                          Section 10.01(a)(v) of the Credit Agreement is deleted and the following is substituted therefor:

“(v)                           change the Pro Rata Share of any Lender except for reductions in a Lender’s Pro Rata Share resulting from an increase in the Aggregate Revolving Credit Commitment pursuant to Section 2.13 and such Lender’s failure to wholly or proportionately participate in such increase or change the NBB Pro Rata Share of any Lender having a NBB Revolving Credit Commitment except for reductions in a Lender’s NBB Pro Rata Share resulting from an increase in the Aggregate NBB Revolving Credit Commitment pursuant to Section 2.15 and such Lender’s failure to wholly or proportionately participate in such increase;”

(ee)                            Section 10.01(a) of the Credit Agreement is amended by deleting the last sentence of such Section and substituting therefor the following:

“Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans or participation in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender (or the NBB Pro Rata Share of any Lender having a NBB Revolving Credit Commitment) may not be increased without the consent of such Lender.”

(ff)                                Section 10.01 of the Credit Agreement is amended by adding thereto a new clause (e) to read in its entirety as follows:

“(e)                            Notwithstanding any provision herein to the contrary, if the Commitments have been terminated, and the only outstanding Obligations are amounts owed pursuant to one or more Lender Hedging Agreements, the Administrative Agent will, and is hereby authorized to, (A) release the Liens created under the Loan Documents and (B) release all Guaranties of the Borrower; provided, that contemporaneously with such release, (i) the Borrower (and, if applicable, the Subsidiary that is a party to such Lender Hedging Agreements) (A) executes a margin agreement in form and substance acceptable to such Lender(s) (or its Affiliates) that are parties to such Lender Hedging Agreements (the “Lender Counterparties”) and (B), if required, provides collateral in the form of cash or a letter of credit having an aggregate value acceptable to such Lender Counterparties, and (ii) if such Lender Hedging Agreement is executed by a Subsidiary of the Borrower (other than Excluded MLP Entities) and the Borrower is not a party thereto, the Borrower executes a guaranty covering such Subsidiary’s obligations thereunder, such guaranty to be in form and substance satisfactory to the Lender Counterparties.  Any release under this Section 10.01(e) must be in writing and signed by the Administrative Agent.”

(gg)                          Schedule 2.01 of the Credit Agreement is deleted and  Schedule 2.01 attached to this Amendment is substituted therefor.

(hh)                          Exhibit A-1 Form of Borrowing Notice and Exhibit A-2 Form of Conversion/Continuation Notice of the Credit Agreement are deleted and Exhibit A-1 Form of Borrowing Notice and Exhibit A-2 Form of Conversion/Continuation Notice attached to this Amendment are substituted therefor.

(ii)                                  The Credit Agreement is amended by adding thereto a new Exhibit B-3 Form of NBB Revolving Credit Note  in the form attached to this Amendment as Exhibit B-3.

(jj)                                  Exhibit C-1 Form of Compliance Certificate and Exhibit C-2 Form of Borrowing Base Report of the Credit Agreement are deleted and Exhibit C-1 Form of Compliance Certificate and Exhibit C-2 Form of Borrowing Base Report attached to this Amendment are substituted therefor.

(kk)                            The Credit Agreement is amended by adding thereto a new Exhibit F Form of NBB Borrowing Certificate  in the form attached to this Amendment as Exhibit F.

Paragraph 2.                       Effective Date. This Amendment shall not become effective until the date (such date, the “First Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:

(a)                                  this Amendment, executed by the Borrower, the Guarantors, and each other Lender and the L/C Issuer;

(b)                                 from the Borrower and the existing Guarantors, such certificates of secretary, assistant secretary, manager, or general partner, as applicable, as the Administrative Agent may require, certifying (i) resolutions of its board of directors, managers or members (or their equivalent) authorizing the execution and performance of this Amendment and the other Loan Documents which such Person is executing in connection herewith, (ii) the incumbency and signature of the officer executing such documents, and (iii) no change in such Person’s organizational documents since August 18, 2006;

(c)                                  an amendment fee equal to 25 basis points of the sum of the Aggregate Revolving Credit Commitment ($40,000,000) and the Aggregate Unit Acquisition Commitment ($15,000,000) has been paid to the Administrative Agent to be shared proportionately by all the Lenders approving this Amendment on or before February 16, 2007;

(d)                                 fees and expenses required to be paid pursuant to Paragraph 5 of this Amendment, to the extent invoiced prior to the First Amendment Effective Date; and

(e)                                  such other assurances, certificates, documents and consents as the Administrative Agent may require.

Paragraph 3.                       Acknowledgment and Ratification. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors (i) consents to the agreements in this Amendment, (ii) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.  The Administrative Agent and each Lender acknowledge that pursuant to a Limited Waiver dated December 20, 2006, (i) MarkWest Michigan, Inc. and MarkWest Resources, Inc. have merged with and into the Borrower and (ii) Matrex LLC is no longer a Guarantor, having become a subsidiary of Basin Pipeline, LLC, which is an Excluded MLP Entity.

Paragraph 4.                     Representations. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors represents and warrants to the Administrative Agent and the Lenders that as of the First Amendment Effective Date and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.

Paragraph 5.                     Expenses, Funding Losses.  The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements.

Paragraph 6.                       Miscellaneous. This Amendment is a “Loan Document” referred to in the Credit Agreement.  The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Amendment by reference.  Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under Texas law and applicable  federal law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

Paragraph 7.                       ENTIRE AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Paragraph 8.                       Parties. This Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the L/C Issuer, the other Lenders, and their respective successors and assigns.

Paragraph 9.                     Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Agreement.

The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MARKWEST HYDROCARBON, INC.,
a Delaware corporation, as Borrower

By:	/s/ ANDREW L. SCHROEDER
Andrew L. Schroeder
Vice President, Treasurer and Secretary

1

MARKWEST ENERGY GP, L.L.C.,
a Delaware corporation, as a Guarantor

By:	/s/ ANDREW L. SCHROEDER
Andrew L. Schroeder
Vice President and Treasurer

2

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ ANN HURLEY
Name:	Ann Hurley
Title:	Manager, Agency

3

ROYAL BANK OF CANADA, as a Lender
and L/C Issuer

By:	/s/ JASON S. YORK
Name:	Jason S. York
Title:	Authorized Signatory

4

SUNTRUST BANK,
as a Lender

By:	/s/ JOSEPH M. MCCREERY
Name:	Joseph M. McCreery
Title:	Director

5

US BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ JUSTIN M. ALEXANDER
Name:	Justin M. Alexander
Title:	Vice President

6

BANK OF OKLAHOMA, N.A.
as a Lender

By:	/s/ MONCIA M. MORTON
Name:	Monica M. Morton
Title:	Commercial Banking Officer

7

SCHEDULE 2.01

COMMITMENTS

Lender	Revolving Credit Commitments	Unit Acquisition Commitments	NBB Revolving Credit Commitments	Total Commitment
Royal Bank of Canada	$14,545,454.55	$5,454,545.45	$0.00	$20,000,000.00
SunTrust Bank	$10,909,090.91	$4,090,909.09	$0.00	$15,000,000.00
U.S. Bank National Association	$7,272,727.27	$2,727,272.73	$0.00	$10,000,000.00
Bank of Oklahoma, N.A.	$7,272,727.27	$2,727,272.73	$0.00	$10,000,000.00
Total Commitment:	$40,000,000.00	$15,000,000.00	$0.00	55,000,000.00

EXHIBIT A-1

FORM OF BORROWING NOTICE

Date:                   ,

To:                              Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 18, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MarkWest Hydrocarbon, Inc., a Delaware corporation (the “Borrower”), Royal Bank of Canada, as Administrative Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests a revolving loan:

I.                                         REVOLVING CREDIT FACILITY

1.                                       Status Information for the Revolving Credit Facility

(a)                                  Amount of Aggregate Revolving Credit Commitment: $40,000,000 (prior to Revolving Credit Commitment Increase Effective Date) OR $               (after Revolving Credit Commitment Increase Effective Date)

(b)                                 Revolving Credit Loans outstanding prior to the Revolving Credit Borrowing requested herein: $

(c)                                  Letters of Credit outstanding prior to the Revolving Credit Borrowing requested herein:  $

(d)                                 Principal amount of Revolving Credit Loans available to be borrowed (1(a) minus the sum of 1(b) and 1(c)): $

2.                                       Amount of Revolving Credit Borrowing: $

3(a).                         Initial Borrowing Base as of June 30, 2006: $                OR

3(b).                        Borrowing Base as of most recent calendar month end: $

4.                                       Requested date of Revolving Credit Borrowing:                            , 200  .

5.                                       Requested Type of Loan for Revolving Credit Borrowing and applicable Dollar amount:

(a)                                  Base Rate Loan for $

(b)                                 Eurodollar Rate Loan with Interest Period of:

(i)	one month for	$
(ii)	two months for	$

1

(iii)	three months for	$
(iv)	six months for	$

6.                                       Purpose of Revolving Credit Loan:

☐  Finance accounts receivable and/or inventory

☐  To pay fees, costs and expenses owed pursuant to the Agreement

☐  Finance purchase of MLP Units (in an amount not to exceed the increase in the Aggregate Revolving Credit Commitment after the Revolving Credit Commitment Increase Effective Date)

II.                                     UNIT ACQUISITION FACILITY

1.                                       Status Information for the Unit Acquisition Facility

(a)                                  Amount of Aggregate Unit Acquisition Commitment: $15,000,000

(b)                                 Unit Acquisition Loans outstanding prior to the Unit Acquisition Borrowing requested herein: $

(c)                                  Principal amount of Unit Acquisition Loans available to be borrowed (1(a) minus 1(b)): $

2.                                       Amount of Unit Acquisition Borrowing: $

3                                          Requested date of Unit Acquisition Borrowing:                                , 200  .

4.                                       Requested Type of Loan for Unit Acquisition Borrowing and applicable Dollar amount:

(a)                                  Base Rate Loan for $

(b)                                 Eurodollar Rate Loan with Interest Period of:

(i)	one month for	$
(ii)	two months for	$
(iii)	three months for	$
(iv)	six months for	$

III.                                 NBB REVOLVING CREDIT FACILITY

1.                                       Status Information for the NBB Revolving Credit Facility

(a)                                  Amount of Aggregate NBB Revolving Credit Commitment: $0.00

(b)                                 NBB Revolving Credit Loans outstanding prior to the NBB Revolving Credit Borrowing requested herein: $

(c)                                  NBB Letters of Credit outstanding prior to the NBB Revolving Credit Borrowing requested herein:  $

2

(d)                                 Principal amount of NBB Revolving Credit Loans available to be borrowed (1(a) minus the sum of 1(b) and 1(c)): $

2.                                       Amount of NBB Revolving Credit Borrowing: $

3                                          Requested date of NBB Revolving Credit Borrowing:                                , 200  .

4.                                       Requested Type of Loan for NBB Revolving Credit Borrowing and applicable

Dollar amount:

(a)                                  Base Rate Loan for $

(b)                                 Eurodollar Rate Loan with Interest Period of:

(i)	one month for	$
(ii)	two months for	$
(iii)	three months for	$
(iv)	six months for	$

The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing(s) after giving effect thereto and to the application of the proceeds therefrom:

(a)                                  the representations and warranties of the Borrower contained in Article V of the Agreement are true and correct as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct as of such earlier date);

(b)                                 if applicable, the amount of the requested Revolving Credit Borrowing, when added to Revolving Credit Loans outstanding prior to the requested Revolving Credit Borrowing and Letters of Credit outstanding prior to the requested Revolving Credit Borrowing, will not exceed the Borrowing Base referred to in Section 1.3. above;

(c)                                  if applicable, the amount of the requested Unit Acquisition Borrowing, when added to Unit Acquisition Loans outstanding prior to the requested Unit Acquisition Borrowing, will not exceed the Aggregate Unit Acquisition Commitment referred to in Section II.1(a) above;

(d)                                 no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing(s);

(e)                                  if a Borrowing of a Unit Acquisition Loan or Borrowing of a Revolving Credit Loan to be funded out of an increase in the Aggregate Revolving Credit Commitment pursuant to Section 2.13 is requested hereby, Borrower represents and warrants that either (i) the MLP Operating Subsidiary or any of its Subsidiaries has made Permitted Acquisitions (as defined in the MLP Credit Agreement) in excess of $40,000,000 or (ii) the MLP Operating Subsidiary or any of its Subsidiaries has made Capital Expenditures(as defined in the MLP Credit Agreement) in excess of $40,000,000; and

(f)                                    if a Borrowing of a NBB Revolving Credit Loan is to be funded, Borrower certifies that (i) the sole purpose of such NBB Revolving Credit Loan is to enable the Borrower to meet margin requirements under Swap Contracts and (ii) after giving pro forma effect to such requested NBB Revolving Credit Loan, the Collateral Coverage Ratio shall be at least 3.5 to 1.0.

The Borrowing requested herein complies with Sections 2.01, Sections 2.02 and 2.03 of the Agreement, as applicable.  Accompanying this Borrowing Notice is a Statement of Purpose For an

3

Extension of Credit Secured by Margin Stock (Federal Reserve Form U-1) duly executed by a Responsible Officer of the Borrower which is true and correct in all respects.

MARKWEST HYDROCARBON, INC.,
a Delaware corporation, as Borrower

By:
Name:
Title:

4

EXHIBIT A-2

FORM OF CONVERSION/CONTINUATION NOTICE

Date:                          ,

TO:                          Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 18, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MarkWest Hydrocarbon, Inc., a Delaware corporation (the “Borrower”), Royal Bank of Canada, as Administrative Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

I.                                         REVOLVING CREDIT FACILITY

1.	Amount of [conversion] [continuation]of Revolving Credit Loans: $

2.	Existing rate:			Check applicable blank

	(a)	Base Rate		☐

	(b)	Eurodollar Rate Loan with
Interest Period of:

		(i)	one month	☐
		(ii)	two months	☐
		(iii)	three months	☐
		(iv)	six months	☐

3.                                       If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan:             , 200  .

The Revolving Credit Loan described above is to be [converted] [continued] as follows:

4.                                       Requested date of [conversion] [continuation]of Revolving Credit Loan:                              , 200  .

5.                                       Requested Type of Loan and applicable Dollar amount:

(a)                                  Base Rate Loan for $

(b)                                 Eurodollar Rate Loan with Interest Period of:

(i)	one month for	$
(ii)	two months for	$
(iii)	three months for	$
(iv)	six months for	$

1

II.                                     UNIT ACQUISITION FACILITY

1.	Amount of [conversion] [continuation] Unit Acquisition Loan: $

2.	Existing rate:			Check applicable blank

	(a)	Base Rate		☐

	(b)	Eurodollar Rate Loan with
Interest Period of:

		(i)	one month	☐
		(ii)	two months	☐
		(iii)	three months	☐
		(iv)	six months	☐

3.	If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: , 200 .

The Unit Acquisition Loan described above is to be [converted] [continued] as follows:

4.	Requested date of [conversion] [continuation]of Unit Acquisition Loan: , 200 .

5.	Requested Type of Loan and applicable Dollar amount:

	(a)	Base Rate Loan for $

	(b)	Eurodollar Rate Loan with Interest Period of:

		(i)	one month for	$
		(ii)	two months for	$
		(iii)	three months for	$
		(iv)	six months for	$

II. NBB REVOLVING CREDIT FACILITY

1.	Amount of [conversion] [continuation] NBB Revolving Credit Loan: $

2.	Existing rate:			Check applicable blank

	(a)	Base Rate		☐

	(b)	Eurodollar Rate Loan with
Interest Period of:

		(i)	one month	☐
		(ii)	two months	☐
		(iii)	three months	☐
		(iv)	six months	☐

2

3.                                       If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan:                               , 200  .

The NBB Revolving Credit Loan described above is to be [converted] [continued] as follows:

4.                                       Requested date of [conversion] [continuation]of NBB Revolving Credit Loan:                    , 200  .

5.                                       Requested Type of Loan and applicable Dollar amount:

(a)	Base Rate Loan for $

(b)	Eurodollar Rate Loan with Interest Period of:

	(i)	one month for	$
	(ii)	two months for	$
	(iii)	three months for	$
	(iv)	six months for	$

The [conversion] [continuation] requested herein complies with Sections 2.01  and 2.03 of the Agreement, as applicable.

MARKWEST ENERGY HYDROCARBON, INC.,
a Delaware corporation, as Borrower

By:
Name:
Title:

3

EXHIBIT B-3

FORM OF NBB REVOLVING CREDIT NOTE

$                                                                                                                                                                                                    , 200

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of                                 (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of                       Dollars ($                       ), or such lesser principal amount of NBB Revolving Credit Loans made by Lender under the Credit Agreement due and payable by the Borrower to the Lender on the Maturity Date under that certain Second Amended and Restated Credit Agreement dated as of August 18, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each NBB Revolving Credit Loan from the date of such NBB Revolving Credit Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This NBB Revolving Credit Note is one of the NBB Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.  This NBB Revolving Credit Note is also entitled to the benefits of each Guaranty.  Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this NBB Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  NBB Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this NBB Revolving Credit Note and endorse thereon the date, amount and maturity of its NBB Revolving Credit Loans and payments with respect thereto.

This NBB Revolving Credit Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this NBB Revolving Credit Note.

1

THIS NBB REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

MARKWEST HYDROCARBON, INC.,
a Delaware corporation, as Borrower

By:
Name:
Title:

2

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

(Pursuant to Section 6.02 of the Credit Agreement)

Financial Statement Date:            ,

To:          Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 18, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), MarkWest Hydrocarbon, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                             of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use the following for fiscal year-end financial statements]

Attached hereto as Schedule 1 are the year-end audited stand alone financial statements of the Borrower required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and

[Use the following for fiscal quarter-end financial statements]

Attached hereto as Schedule 1 are, the unaudited stand alone financial statements of the Borrower required by Section 6.01(b) of the Credit Agreement for the first three fiscal quarters of the Borrower ended as of the above date, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower for such fiscal quarter in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use the following for both fiscal year-end and quarter-end financial statements]

1.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

2.             A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):

1

3.             The covenant analyses and information set forth on Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of            , 200 .

MARKWEST HYDROCARBON, INC.
a Delaware corporation, as Borrower

By:
Name:
Title:

2

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 3

to the Compliance Certificate

($ in 000’s)

I.	Section 7.04 – Indebtedness

	A.	Obligations existing under any Swap Contract permitted by Section 7.04(c)	$

	B.	Outstanding Principal Amount of Purchase Money Indebtedness for fixed or capital assets permitted by Section 7.04(d)(may not exceed $1,000,000)	$

	C.	Outstanding Principal Amount of other Indebtedness permitted by Section 7.04(e) (may not exceed $1,000,000)	$

II.	Section 7.08 – Restricted Payments; Distributions and Redemptions

	A.	Cash and Cash Equivalents as of the Statement Date.	$

	B.	Borrower’s Consolidated Net Income commencing with the fiscal quarter beginning July 1, 2006 through and including the Statement Date:	$

	C.	50% of Line II.B:	$

	D.	Total of Line II.A +Line II.C:	$

	E.	Total of Restricted Payments made on or after July 1, 2006 through and including Statement Date:	$

	F.	Excess of Line II.D over Line II.E:	$

	G.	Is Line II.D greater than Line II.E? Is so, to the extent of such excess Borrower make a Restricted Payment if no Default or Event of Default exists	Yes/No Amount of excess: $

III.	Section 7.15(a) – Leverage Ratio

	A.	Consolidated Funded Debt (borrowed money indebtedness, Capital Leases, and Synthetic Leases)	$

	B.	Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement definition of “Consolidated EBITDA”):	$

3

	C.	Leverage Ratio (Line III.A. divided by Line III.B)

	D.	Is Leverage Ratio greater than 4.0 to 1.0?	Yes/No

E.

As an alternative to the preceding Leverage Ratio in Line II.D, if more than $5,000,000 is outstanding under the Unit Acquisition Facility OR if the Aggregate Revolving Credit Commitment has been increased pursuant to Section 2.13, is the Leverage Ratio greater than 5.50 to 1.0?

Yes/No

F.

As an alternative to the Leverage Ratios in Lines II.D and II.E, if more than $5,000,000 is outstanding under the Unit Acquisition Facility OR if more than $5,000,000 of Revolving Credit Loans funded out of an increase in the Revolving Credit Commitment pursuant to Section 2.13 is outstanding AND 9 months or more (but not more than 18 months) have elapsed since the date of funding such Loans, is the Leverage Ratio greater than 4.75 to 1.0?

Yes/No

G.

As an alternative to the Leverage Ratios in Lines II.D, II.E and II.F, if more than $5,000,000 is outstanding under the Unit Acquisition Facility OR if more than $5,000,000 of Revolving Credit Loans funded out of an increase in the Revolving Credit Commitment pursuant to Section 2.13 is outstanding AND 18 months or more have elapsed since the date of funding such Loans, is the Leverage Ratio greater than 4.00 to 1.0?

Yes/No

IV.	Section 7.15(b) — Minimum Consolidated Tangible Net Worth (as calculated pursuant to Credit Agreement)

	A.	Initial Required Consolidated Tangible Net Worth	$30,000,000

	B.	50% of Consolidated Net Income after July 1, 2006:	$

	C.	100% of proceeds of all equity issued subsequent to Second Restatement Date:	$

	D.	Sum of Line IV.A + Line IV.B + Line IV.B):	$

	E.	Consolidated Tangible Net Worth as of Statement Date:	$

Yes/No

4

	F.	Is Line IV.E equal to or greater than Line IV.B?

V.	Section 7.16 – Minimum Collateral Coverage Ratio (as calculated pursuant to Credit Agreement)

	A.	Market Price of Common MLP Units as of Statement Date pledged as Collateral securing Obligations	$

	B.	Market Price of Subordinated MLP Units as of Statement Date pledged as Collateral securing Obligations	$

	C.	Midstream Accounts Receivable as of Statement Date pledged as Collateral securing Obligations	$

	D.	Midstream Inventory as of Statement Date pledged as Collateral securing Obligations	$

	E.	Sum of Line V.A. + Line V.B. + Line V.C + Line V.D	$

	F.	Outstanding Amount of Revolving Credit Loans as of Statement Date	$

	G.	L/C Obligations as of Statement Date	$

	H.	Outstanding Amount of Unit Acquisition Loans as of Statement Date	$

	I.	Outstanding Amount of NBB Revolving Credit Loans as of Statement Date	$

	J.	NBB L/C Obligations as of Statement Date	$

	K.	Sum of Line V.F plus Line V.G plus Line V.H plus Line V.I plus Line V.J	$

	L.	Is ratio of Line V.E to Line V.K at least 2:1?	Yes/No

M.

If there are any NBB Revolving Credit Loans or NBB Letters of Credit outstanding and after giving pro forma effect to any requested NBB Revolving Credit Loans or NBB Letters of Credit, is the Collateral Coverage Ratio greater than 3.5 to 1.0?

Yes/No

5

EXHIBIT C-2

FORM OF BORROWING BASE REPORT

Borrowing Base Report

MARKWEST HYDROCARBON, INC.
Monthly Borrowing Base Report
For the Month Ending

Calculation of Monthly Borrowing Base and Excess Revolving Credit Facility Availability

A.	Eligible Midstream Accounts Receivable	$	X	75%	$
B.	Hedged Eligible Midstream Inventory	$	X	85%	$
C.	Unhedged Eligible Midstream Inventory	$	X	75%	$
D.	Total Eligible Accounts Receivable and Inventory (A+B+C)				$
E.

Borrowing Base (lower of (i) D or (ii) Revolving Credit Commitment (maximum $40,000,000 subject to increase following the Revolving Credit Commitment Increase Effective Date) minus Borrowing Base Liquidity Reserve

					$
F.	Outstanding Amount of Revolving Credit Loans				$
G.	Outstanding Amount of L/C Obligations				$
H.	Revolving Credit Facility Usage (F+G)				$
I.	Excess Revolving Credit Facility Availability (E minus H)				$

Collateral Coverage Ratio

MARKWEST HYDROCARBON, INC.

Collateral Coverage Ratio Analysis

As of borrowing date:

A.	Market Price of Common MLP Units	$
B.	Market Price of Subordinated MLP Units	$
C.	Midstream Accounts Receivable	$
D.	Midstream Inventory	$
E.	Total Collateral (A+B+C+D)	$
F.	Outstanding Amount of Revolving Credit Loans	$
G.	Outstanding Amount of L/C Obligations	$
H.	Outstanding Amount of Unit Acquisition Loans	$
I.	Outstanding Amount of NBB Revolving Credit Loans	$
J.	Outstanding Amount of NBB L/C Obligations	$
K.	Total Outstanding Loans and L/C Obligations and NBB L/C Obligations (F+G+H+I+J)	$
L.	Requested Amount of Loans and L/C Credit Extension and NBB L/C Credit Extension	$
M.	Is ratio of Line E at least 2:1 over the sum of Lines K +L?	Yes/No

- BORROWER CERTIFICATION -

Attached hereto as Schedule 1 is a detailed aged schedule of all Midstream Accounts Receivable as of the date specified in this Borrowing  Base Report, listing face amounts and dates of invoices of each such Midstream Accounts Receivable and the name and address of each account debtor obligated on such Midstream Accounts Receivable (and, if requested by Administrative Agent, copies of invoices, credit reports, and any other matters and information relating to the Midstream Accounts Receivable).

1

Attached hereto as Schedule 2 is a schedule of Midstream Inventory, setting forth the location, volume, cost, market price and hedged price of all such Midstream Inventory.

Attached hereto as Schedule 3 is a summary aged listing of Borrower’s accounts payable and an aged list of the ten (10) largest accounts payable.

The undersigned hereby warrants to Royal Bank of Canada, as Administrative Agent, that this Borrowing Base Report is a correct statement regarding the Midstream Accounts Receivable and Midstream Inventory of Borrower and its Domestic MarkWest Inc. Subsidiaries and that the reconciliation figures are fully and correctly set forth.  Capitalized terms used but not defined herein shall have the meanings given such terms in the Second Amended and Restated Credit Agreement dated August 18, 2006 among MarkWest Hydrocarbon, Inc., the lenders party thereto and Royal Bank of Canada, as Administrative Agent.

MARKWEST HYDROCARBON, INC.

By:
Name:
Title:	Chief Financial Officer/Treasurer

2

EXHIBIT F

FORM OF NBB BORROWING CERTIFICATE

(Pursuant to Section 2.15(a)of the Credit Agreement)

Certificate Date:                        ,

To:                           Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 18, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), MarkWest Hydrocarbon, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                        of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

Attached hereto as Schedule 1 is a listing of all of the Borrower’s existing Swap Contracts and the margin requirements under each.  As of the date of this Certificate, the Outstanding NBB Revolving Credit Loans are no greater than the aggregate margin requirements set forth on Schedule 1.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                        , 200 .

MARKWEST HYDROCARBON, INC.
a Delaware corporation, as Borrower

By:
Name:
Title:

1

For the month ended                                                 (“Certificate Date”)

SCHEDULE 1

to the NBB Borrowing Certificate

I. Swap Contracts (proposed and/or currently in effect), with name of counterparty, material terms, etc.	Margin Requirement under Swap Contracts
1.	$
2.	$
3.	$
II. Total Margin Requirements	$
III. Outstanding NBB Revolving Credit Loans	$
IV. Outstanding NBB Letters of Credit	$
V. Proposed NBB Revolving Credit Borrowing (if any)	$
VI Proposed NBB Letter of Credit (if any)	$
VII. Sum of Lines III, IV, V and VI	$
VIII. Is Line VII equal to or less than Line II?	Yes/No

Collateral Coverage Ratio

MARKWEST HYDROCARBON, INC.

Collateral Coverage Ratio Analysis

As of Certificate Date:

A.	Market Price of Common MLP Units	$
B.	Market Price of Subordinated MLP Units	$
C.	Midstream Accounts Receivable	$
D.	Midstream Inventory	$
E.	Total Collateral (A+B+C+D)	$
F.	Outstanding Amount of Revolving Credit Loans	$
G.	Outstanding Amount of L/C Obligations	$
H.	Outstanding Amount of Unit Acquisition Loans	$
I.	Outstanding Amount of NBB Revolving Credit Loans	$
J.	Outstanding Amount of NBB L/C Obligations	$
K.	Total Outstanding Loans and L/C Obligations and NBB L/C Obligations (F+G+H+I+J)	$
L.	Requested Amount of Loans and L/C Credit Extension and NBB L/C Credit Extension	$
M.	Is ratio of Line E at least 3.5:1.0 over the sum of Lines K +L?	Yes/No

2